                                   EXHIBIT 1.1
                         FORM OF UNDERWRITING AGREEMENT

                                 2,500,000 UNITS

                               EDGAR Online, Inc.

                             UNDERWRITING AGREEMENT

                                                                   _______, 2004

Paulson Investment Company, Inc.
As Representative of the
   Several Underwriters
811 SW Naito Parkway, Suite 200
Portland, Oregon 97204

Gentlemen:

      EDGAR Online, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as Representative (the "Representative") an aggregate of 2,500,000 Units (the "Firm Units"). Each Unit will consist of two shares (individually, a "Share" and, collectively, the "Shares") of the common stock, par value $0.01 of the Company ("Common Stock") and one warrant (individually, a "Warrant" and, collectively, the "Warrants"). Each Warrant is exercisable to purchase one share of Common Stock (collectively, the "Warrant Shares"). The Warrants are to be issued under the terms of a Warrant Agreement (the "Warrant Agreement") by and between the Company and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"), in each case substantially in the form most recently filed as an exhibit to the Registration Statement (hereinafter defined.) The respective number of the Firm Units to be so purchased by the several Underwriters are set forth opposite their names in
Schedule I hereto. The Company and TheBean LLC (the "Selling Stockholder") also propose to grant to the Representative an option to purchase an aggregate of up to 375,000 additional Units, identical to the Firm Units (the "Option Units"), as set forth below. Of the 750,000 Shares of Common Stock included in the Option Units, the first 300,000 Shares will be sold by the Selling Stockholder and 450,000 Shares and 375,000 warrants included in the Option Units will be sold by the Company. Unless specified to the contrary, all references herein to "Units" shall be deemed to include the Firm Units and the Option Units (to the extent the aforementioned option


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has been exercised) and all references herein to Shares, Warrants and Warrant
Shares shall be deemed to include the Shares, Warrants and Warrant Shares underlying the Option Units (to the extent the aforementioned option has been exercised).

      As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement for yourself as Representative and on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I.

      In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

      1. Representations and Warranties of the Company.

      The Company represents and warrants to each of the Underwriters as follows:

            (a) A registration statement on Form S-2 (File No. 333-114044) with respect to the Units has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act") and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Units, together with any term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

            (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Except as described in the Registration Statement, the Company does not own a controlling interest in any other corporation or other business entity that has any material assets, liabilities or operations. Each entity that the Registration Statement discloses as being controlled by the Company (each a "Subsidiary and, collectively, the "Subsidiaries") has been duly organized and is validly existing under the laws of its jurisdiction of organization and has the necessary legal power and authority to


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own or lease its properties and to conduct its business as described in the
Registration Statement. The Company and each Subsidiary is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, property, rights, assets, management, business or prospects of the Company and the Subsidiaries considered as a whole (a "Material Adverse Effect").

            (c) The outstanding shares of each class or series of capital stock or other equity interests of the Company and each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and, except as disclosed in the Registration Statement, have been issued and sold by the Company or the Subsidiary in compliance in all material respects with applicable securities laws; the issuance and sale of the Units, the Shares (other than the Shares to be sold by the Selling Stockholder), the Warrants and the Warrant Shares (including the Shares, the Warrants and the Warrant Shares underlying the Representative's Warrant, issuable as described in Section 2(d) below) (collectively, the "Securities") have been duly authorized by all necessary corporate action and, when issued and paid for as contemplated herein and, in the case of the Warrant Shares, as contemplated in the Warrant Agreement, the Securities will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any security of the Company or the issue and sale thereof. Except as set forth in the Registration Statement, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company. The Company has duly and validly reserved, out of its authorized and unissued Common Stock, for issuance upon exercise of the Warrants, including the Warrants included in the Option Units and Units obtainable on exercise of the Representative's Warrant, a number of shares sufficient for such purpose.

            (d) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. The Common Stock conforms and the Warrants and the Representative's Warrant will conform, in all material respects, to the respective descriptions thereof contained in the Registration Statement. The forms of certificates for the Common Stock, the Warrants and the Representative's Warrant conform in all material respects to the requirements of the corporate law of Delaware.

            (e) (i) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Units nor instituted proceedings for that purpose. There are no contracts, agreements or other documents, which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required or incorporated by reference. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements that are required to be stated therein by the Company, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement, the Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to


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make the statements therein not misleading in light of the circumstances under which they were or are made; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use in the preparation thereof and further provided that, with respect to information included in the Registration Statement and the Prospectus in reliance on the opinion of experts identified as such in the Prospectus, such representation is given to the Company's knowledge.

                  (ii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (f) The consolidated financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly the consolidated financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries at the indicated dates and for the indicated periods. The impact of each material accounting judgment made in the preparation of the financial statements included in the Registration Statement has been fairly and adequately disclosed in the notes thereto or elsewhere in the Registration Statement. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed herein and in the Registration Statement, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data of the Company included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

            (g) BDO Seidman, LLP and KPMG LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations. There are no facts or circumstances that would cause the selection and/or engagement of BDO Seidman, LLP or KPMG LLP as auditors of the Company's financial statements included in the Registration Statement or the Prospectus to constitute a violation of Title II of the Sarbanes-Oxley Act of 2002 or any rules adopted or proposed to be adopted pursuant thereto.

            (h) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before any court or administrative agency or otherwise, which, if determined adversely to the Company or such Subsidiary, might have


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a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

            (i) The Company and each Subsidiary either has or has disposed of in the ordinary course of business since December 31, 2003 good and marketable title to all of its properties and assets, tangible and intangible, reflected in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of that date that is a part of the financial statements included in the Registration Statement, and has good and marketable title to all other property described in the Registration Statement as owned by the Company or a Subsidiary, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material. All of the leases and subleases under which the Company or any Subsidiary holds properties are in full force and effect (with only such exceptions as are commonly accepted by prudent companies engaged in the business of the Company or such Subsidiary) and neither the Company nor any Subsidiary has received notice of any claim that is materially adverse to the rights of the Company or any Subsidiary under any of such leases or subleases.

            (j) The Company, for itself and its Subsidiaries that have been consolidated for tax purposes, has filed all federal, state, local and foreign income tax returns which have been required to be filed prior to the date hereof (after taking into account all timely filed requests for extensions) and has paid all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company. Except as described in the Registration Statement, all of the Subsidiaries are consolidated with the Company for tax purposes.

            (k) Since the respective dates as of which information is given in the Registration Statement, as it may have been amended or supplemented, there has not been any change or any development involving a prospective change, whether or not occurring in the ordinary course of business, that has had or might have a Material Adverse Effect and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any Subsidiary, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. Neither the Company nor any Subsidiary has any material contingent obligations that are not disclosed in the Company's financial statements included in the Registration Statement or elsewhere in the Prospectus.

            (l) Neither the Company nor any Subsidiary is, nor, with the giving of notice or lapse of time or both, will any such entity be, in violation of or in default under its Certificate of Incorporation or Bylaws or other charter documents or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default might have a Material Adverse Effect.


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            (m) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the Warrant Agreement, the Representative's Warrant or the consummation of the transactions contemplated hereby or thereby, or by the Registration Statement and by the Prospectus, including the issuance, sale and delivery of the Securities, except the registration under the 1933 Act of the Securities and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities and by the National Association of Securities Dealers, Inc. (the "NASD").

            (n) The Company or a Subsidiary holds all material patents, patent rights trademarks, trade names, copyrights, trade secrets and licenses of any of the foregoing (collectively, "Intellectual Property Rights") that are necessary to the conduct of its businesses; there is no claim pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers, directors or employees alleging any infringement of Intellectual Property Rights, or any violation of the terms of any license relating to Intellectual Property Rights, nor does the Company know of any basis for any such claim. The Company knows of no infringement by others of Intellectual Property Rights owned by or licensed to the Company or a Subsidiary. The Company or a Subsidiary has obtained, is in compliance in all material respects with and maintains in full force and effect all material licenses, certificates, permits, orders or other, similar authorizations granted or issued by any governmental agency (collectively "Government Permits") required to conduct its business as it is presently conducted. No proceeding to revoke, limit or otherwise materially change any Government Permit has been commenced or, to the Company's knowledge, is threatened against the Company or any Subsidiary, and the Company has no reason to anticipate that any such proceeding will be commenced against the Company or any Subsidiary. Except as disclosed or contemplated in the Prospectus, the Company has no reason to believe that any pending application for a Government Permit will be denied or limited in a manner inconsistent with the Company's business plan as described in the Prospectus.

            (o) The Company and each Subsidiary is in all material respects in compliance with all applicable Environmental Laws. The Company has no knowledge of any past, present or, as anticipated by the Company, future events, conditions, activities, investigation, studies, plans or proposals that (i) would interfere with or prevent compliance with any Environmental Law by the Company or any Subsidiary or (ii) could reasonably be expected to give rise to any common law or other liability, or otherwise form the basis of a claim, action, suit, proceeding, hearing or investigation, involving the Company or any Subsidiary and related to Hazardous Substances or Environmental Laws. Except for the prudent and safe use and management of Hazardous Substances in the ordinary course of the Company's business, (i) no Hazardous Substance is or has been used, treated, stored, generated, manufactured or otherwise handled on or at any Facility and (ii) to the Company's knowledge, no Hazardous Substance has otherwise come to be located in, on or under any Facility. No Hazardous Substances are stored at any Facility except in quantities necessary to satisfy the reasonably anticipated use or consumption by the Company. No litigation, claim,


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proceeding or governmental investigation is pending regarding any environmental matter for which the Company or any Subsidiary has been served or otherwise notified or, to the knowledge of the Company, threatened or asserted against the Company or any Subsidiary, or the officers or directors of the Company or any Subsidiary in their capacities as such, or any Facility or the Company's business. There are no orders, judgments or decrees of any court or of any governmental agency or instrumentality under any Environmental Law which specifically apply to the Company or any Subsidiary, any Facility or any of the Company's or any Subsidiary's operations. Neither the Company nor any Subsidiary has received from a governmental authority or other person (i) any notice that it is a potentially responsible person for any Contaminated site or (ii) any request for information about a site alleged to be Contaminated or regarding the disposal of Hazardous Substances. There is no litigation or proceeding against any other person by the Company or any Subsidiary regarding any environmental matter. The Company has disclosed in the Prospectus or made available to the Underwriters and their counsel true, complete and correct copies of any reports, studies, investigations, audits, analyses, tests or monitoring in the possession of or initiated by the Company or any Subsidiary pertaining to any environmental matter relating to the Company, any Subsidiary, their past or present operations or any Facility.

            For the purposes of the foregoing paragraph, "Environmental Laws" means any applicable federal, state or local statute, regulation, code, rule, ordinance, order, judgment, decree, injunction or common law pertaining in any way to the protection of human health or the environment, including without limitation, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, the Federal Water Pollution Control Act, as amended, the Hazardous Material Transportation Act, as amended, the Occupational Safety and Health Act of 1970, as amended, and any similar or comparable state or local law; "Hazardous Substance" means any hazardous, toxic, radioactive or infectious substance, material or waste as defined, listed or regulated under any Environmental Law; "Contaminated" means the actual existence on or under any real property of Hazardous Substances, if the existence of such Hazardous Substances triggers a requirement to perform any investigatory, remedial, removal or other response action under any Environmental Laws or if such response action legally could be required by any governmental authority; "Facility" means any property currently owned, leased or occupied by the Company.

            (p) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or intends to take, directly or indirectly, any action which is designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock or the Warrants in order to facilitate the sale or resale of the Units.

            (q) The Company is not and, upon consummation of the transactions contemplated by this Agreement and the Prospectus, will not be an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.


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            (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has adopted Disclosure Controls and Procedures, as defined in Section 13a-14(c) of the rules and regulations adopted under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and has implemented such procedures as adopted and has evaluated the effectiveness of such Disclosure Controls and Procedures not less than ninety days prior to the filing date of each report on Form 10-Q or Form 10-K filed by the Company since August 29, 2002.

            (s) The Company and each Subsidiary carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

            (t) The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred and the Company does not expect that it or any Subsidiary will incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (u) The Company and each Subsidiary is in compliance with all laws, rules, regulations, orders of any court or administrative agency, operating licenses or other requirements imposed by any governmental body applicable to it, including, without limitation, all applicable laws, rules, regulations, licenses or other governmental standards applicable to its business other than to the extent to which non-compliance would not have a Material Adverse Effect; and the conduct of the business of the Company and each Subsidiary, as described in the Prospectus, will not cause the Company or such Subsidiary to be in violation of any such requirements.

            (v) Each of the Warrants and the Representative's Warrant have been authorized for issuance to the purchasers thereof or to the Representative or its designees, as the case may be, and will, when issued and delivered pursuant to this Agreement and, in the case of the Warrants, countersigned by the Warrant Agent as provided in the Warrant Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company and the holders thereof will possess the rights, privileges, and characteristics as

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represented in the most recent form of Warrant Agreement or Representative's
Warrant, as the case may be, filed as an exhibit to the Registration Statement; the securities to be issued upon exercise of the Warrants and the Representative's Warrant, when issued and delivered against payment therefor in accordance with the terms thereof, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights, and all corporate action required to be taken for the authorization and issuance of the Warrants and the Representative's Warrant, and the securities to be issued upon their exercise, have been validly and sufficiently taken. The execution by the Company of the Warrant Agreement and the Representative's Warrant has been duly authorized by all required action of the Company and, when so executed and delivered (and assuming due and valid execution by the Warrant Agent, in the case of the Warrant Agreement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (w) The execution, delivery, and performance of this Agreement, the Warrant Agreement and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement, limited liability company agreement or partnership agreement, or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties or assets may be bound and which is material to the business of the Company and its Subsidiaries taken as a whole; (ii) violate or conflict with any provision of the Certificate of Incorporation or Bylaws, as the case may be, of the Company or any Subsidiary; or (iii) violate, contravene or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets other than to the extent to which such violation would not have a Material Adverse Effect.

            (x) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act, 1934 Act, and the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed or incorporated by reference in the Registration Statement and the Prospectus.

            (y) The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

            (z) Except as disclosed in the Prospectus, neither the Company nor any of its officers, directors or affiliates have caused any person, other than the Underwriters, to be entitled to reimbursement of any kind, including, without limitation, any compensation that would be includable as underwriter compensation under the NASD's Corporate Financing Rule with respect to the offering of the Units, as a result of the consummation of such offering based on any activity of such person as a finder, agent, broker, investment adviser or other financial service provider.

            (aa) Except as described in the Prospectus, the Company does not directly or indirectly control or have a material interest in any other business entity.

            (bb) The Common Stock is listed and traded on the Nasdaq National Market System ("NMS"). The Shares, the Warrants and the Warrant Shares (including the Shares, the Warrants and the Warrant Shares underlying the Representative's Warrant) have been approved for listing on the NMS upon the effectiveness of the Registration Statement and the Company has satisfied all of the requirements of the NMS for such listing and for the trading of such Securities on the NMS.

            (cc) The Company has adopted organizational structures and policies sufficient to comply with the requirements of the NMS corporate governance rules in effect as of the date hereof and as proposed to be amended in accordance with any proposed rules of NMS published for comment as of the date hereof (collectively, the "NMS Corporate Governance Rules".) Without limiting the generality of the foregoing, the Company's Board of Directors has validly appointed an Audit Committee and a Compensation Committee whose composition satisfies the requirements of the NMS Corporate Governance Rules. The Board of Directors and/or the Audit Committee or Compensation Committee, as the case may be, has adopted a charter governing the respective activities of the Audit and Compensation Committees that satisfies the requirements of the NMS Corporate Governance Rules. The Audit Committee and the Compensation Committee have each acted in accordance with the provisions of their respective charters, as amended from time to time.

            (dd) Neither the Board of Directors nor the Audit Committee has been informed, nor is any director of the Company aware, of (i) any significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weakness in the Company's internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company's internal controls.

            (ee) Each of the certifications made by the principal executive and principal financial officers of the Company pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted thereunder was correct in all material respects when made.

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            (ff) The Company and each Subsidiary has complied with all provisions of Section 517.075 Florida Statutes, relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

      1A. Representations and Warranties of the Selling Stockholder.

      The Selling Stockholder represents and warrants to each of the Underwriters as follows:

            (a) This Agreement and the Custody Agreement signed by the Selling Stockholder and American Stock Transfer & Trust Company, as Custodian, relating to the deposit of the Shares to be sold by the Selling Stockholder (the "Custody Agreement") have been executed and delivered by or on behalf of the Selling Stockholder.

            (b) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement and the Custody Agreement will not contravene any provision of applicable law, or any agreement or other instrument binding upon the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement or the Custody Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            (c) The Selling Stockholder has, and on the Option Closing Date will have, good and valid title to the Shares to be sold by the Selling Stockholder free and clear of any security interests, claims, liens, equities and other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder. Delivery of the Shares to be sold by the Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

            (d) All information relating to the Selling Stockholder furnished to the Company by or on behalf of the Selling Stockholder for use in the Registration Statement and the Prospectus is and on the appropriate Option Closing Dates will be true, correct and complete and does not and on the appropriate Option Closing Dates will not contain any untrue statement of material fact or omit to state any material fact necessary to make such information not misleading in light of the circumstances under which they were or are made.

      2. Purchase, Sale and Delivery of the Units.

            (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_______ per Unit, the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

            (b) Payment for the Firm Units to be sold hereunder is to be made in New York Clearing House funds and, at the option of the Representative, by bank wire to an account specified by the Company, certified or bank cashier's checks drawn to the order of the Company, against either uncertificated delivery of Firm Units or of certificates therefor (which delivery, if certificated, shall take place in such location in New York, New York as may be specified by the Representative) to the Representative for the several accounts of the Underwriters. Such payment is to be made at the offices of the Representative at the address set forth on the first page of this agreement, at 7:00 a.m., Pacific time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Representative and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) Except to the extent uncertificated Firm Units are delivered at closing, the certificates for the Firm Units will be delivered in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Closing Date.

            (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholder hereby grant an option to the Representative to purchase the Option Units at the price per Unit as set forth in Section 2(a). The Selling Stockholder has agreed to sell the first 300,000 Shares covered by the Option Units and the Company has agreed to sell 450,000 Shares and 375,000 Warrants covered by the Option Units. In the event the Selling Stockholder for any reason fails to deliver any of the Shares that it has agreed to sell pursuant to the preceding sentence, the Company agrees that it will provide such Shares. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 45 days after the date of this Agreement, by the Representative to the Company and the Selling Stockholder setting forth the number of Option Units as to which the Representative is exercising the option, the names and denominations in which the Option Units are to be registered and the time and date at which certificates representing such Units are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. The Representative may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Units shall be made, in accordance with this Section 2(c), on the Option Closing Date in New York Clearing House funds and, at the option of the Representative, by bank wire to one or more accounts specified by the Company and the Selling

Stockholder, or by certified or bank cashier's check drawn to the order of the Selling Stockholders or the Company for the Option Units in consideration either of uncertificated delivery of Option Units or delivery of certificates therefore (which delivery, if certificated, shall take place in such location in New York, New York as may be specified by the Representative) to the Representative for the several accounts of the Underwriters. Except to the extent uncertificated Option Units are delivered at closing, the certificates for the Option Units will be delivered in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the Option Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Option Closing Date.

            The purchase price for the Option Units shall be allocated to the Selling Stockholder and the Company based on the relative fair market values of the Shares and the Warrants included in the Option Units. For this purpose, the fair market value of the Shares and the Warrants included in the Option Units shall be deemed to be their respective trading prices over the last three
(3) trading days immediately preceding the Option Closing Date.

            (d) In addition to the sums payable to the Representative as provided elsewhere herein, the Representative shall be entitled to receive at the Closing, for itself alone and not as Representative of the Underwriters, as additional compensation for its services, a warrant for the purchase of up to 250,000 Units at a price of $_____ per Unit [120% of the price at which the Units will be offered to the public], upon the terms and subject to adjustment and conversion as described in the form of Representative's Warrant filed as an exhibit to the Registration Statement. The warrants included in the Units underlying the Representative's Warrant have an exercise price of $ _____ per share, which is the same as the exercise price of the warrants offered to the public. The Representative's Warrant may not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative's Warrant for a period of one hundred and eighty (180) days from the date on which the Registration Statement is declared effective by the Commission (the "Effective Date"), except as provided in Rule 2710(g)(1) of the NASD Conduct Rules. Beginning one hundred and eighty (180) days from the Effective Date, the Representative's Warrant may be divided or combined, upon request to the Company by the warrantholder, into a certificate or certificates evidencing the same aggregate number of warrants under the Representative's Warrant.

      3. Offering by the Underwriters.

      It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representative deems it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Units are purchased pursuant to
Section 2 hereof, the Representative will offer them to the public on the foregoing terms.

      It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Units in accordance with an Agreement Among Underwriters entered into by you and the several other Underwriters.

      4. Covenants of the Company.

      The Company covenants and agrees with the several Underwriters that:

            (a) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

            (b) The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

            (c) The Company will cooperate with the Representative in endeavoring to qualify the Units, the Shares and the Warrants for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Units.

            (d) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

            (e) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time the Prospectus is so delivered, be misleading, or so that the Prospectus will comply with the law.

            (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise the Representative in writing when such statement has been so made available.

            (g) The Company will, for a period of five years from the Closing Date, deliver to the Representative copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representative similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

            (h) The Company will make no offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivatives of Common Stock (or agreement therefor), directly or indirectly, for a period of ninety days after the date of this Agreement otherwise than hereunder, or pursuant to contractual obligations existing on the date hereof or pursuant to employee benefit plans in effect on the date hereof, or with the prior written consent of the Representative, which consent will not be unreasonably withheld.

            (i) The Company will use its best efforts to list, subject to notice of issuance, the Shares, the Warrants and the Warrant Shares (including the Shares, Warrants and warrant Shares underlying the Representative's Warrant) on the NMS and to cause such listing to remain in effect with respect to each such security unless and until (i) such security expires; (ii) such security is listed on another exchange of at least comparable reputation; or (iii) the Company is no longer required to file reports under Section 12 of the Exchange Act.

            (j) The Company has caused each officer and director to furnish to the Representative, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters ("Lockup Agreements"), pursuant to which each such person has agreed not to offer, sell, sell short or otherwise dispose of any shares of Common Stock or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Stock or derivatives of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition) for a period of ninety days after the date of this Agreement, directly or indirectly, except with the prior written consent of the Representative, which may or may not be given in its sole and absolute discretion.

            (k) The Company shall apply the net proceeds of its sale of the Units as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

            (l) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Units in such a manner as would require the Company to register as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

            (m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock, and shall comply with the provisions of the Warrant Agreement with respect to the appointment and maintenance of a Warrant Agent for the Warrants.

            (n) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

            (o) The Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of Warrant Shares for the purpose of enabling the Company to satisfy any obligations to issue such shares upon exercise of the Warrants and a sufficient number of shares of Common Stock, Warrants and Warrant Shares to satisfy its obligation to issue such securities upon exercise of the Representative's Warrant.

      5. Costs and Expenses.

            (a) The Representative shall be entitled to reimbursement from the Company, for itself alone and not as Representative of the Underwriters, to a non-accountable expense allowance equal to 3.0% of the gross offering proceeds from the sale of the Firm Units to the public, or $______ assuming 2,500,000 Firm Units to be sold at $____ per Unit. The Representative shall be entitled to withhold this allowance on the Closing Date related to the purchase of the Firm Units. The Company shall receive a credit against this non-accountable expense allowance, any amounts previously paid to the Representative.

            (b) In addition to the payment described in Paragraph (a) of this
Section 5, the Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the NMS listing application; the costs of due diligence investigation of the principals of the Company, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the NASD filing fees incident to securing the required review by the NASD Corporate Finance Department of the underwriting terms and arrangements; the NMS listing fee; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Units under state securities or Blue Sky laws; and any and all expenses customarily borne by an issuer of securities. Any transfer taxes imposed on the sale of the Units to the several Underwriters will be paid by the Company. The Company agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of directed Units by the Underwriters to employees and persons having business relationships with the Company. Except as set forth above, the Company shall not, however, be required to pay for any of the Underwriters' expenses except that, if this Agreement shall not be consummated, then the Company shall reimburse the several Underwriters for actual accountable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder up to a maximum of $100,000 in the aggregate taking into account all amounts paid to the Underwriters; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Units.

      6. Conditions of Obligations of the Underwriters.

      The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of their covenants and obligations hereunder and to the following additional conditions:

            (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the

Representative and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.

            (b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Littman Krooks LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                  (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement.

                  (ii) Each Subsidiary has been duly organized and is validly existing as a business entity in good standing under the laws of its jurisdiction of formation with all requisite power and authority under the laws governing such entities to own or lease its properties and conduct its business as described in the Registration Statement.

                  (iii) The Company and each Subsidiary is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would have a material adverse effect upon the business of the Company.

                  (iv) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; all of the securities of the Company, including, but not limited to, the Common Stock, the Warrants and the Representative's Warrant, conform to the description thereof contained in the Prospectus; the certificates for the Common Stock and the Warrants are in due and proper form under Delaware law and comply in all material respects with the requirements of the NMS; no preemptive rights of shareholders exist with respect to any of the Common Stock or the issuance or sale thereof pursuant to any applicable statute or the provisions of the Company's Certificate of Incorporation or Bylaws or, to such counsel's knowledge, pursuant to any contractual obligation. The Company's ownership interest in each Subsidiary is, in all material respects, as described in the Registration Statement.

                  (v) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, (A) there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and (B) there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Units or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                  (vi) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes a legally binding obligation of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

                  (vii) The Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrants have been duly authorized, executed, authenticated, issued and delivered as contemplated in the Registration Statement and the Warrant Agreement. The Warrant Agreement and the Warrants constitute legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms and, in the case of the Warrants, entitled to the benefits of the Warrant Agreement subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (viii) The Warrants are exercisable to purchase Common Stock in accordance with the terms of the Warrant Agreement; the Warrant Shares (including those issuable upon exercise of the Warrants underlying the Option Units and on the Representative's Warrant) has been duly authorized and reserved for issuance upon such conversion or exercise, as the case may be, and, when issued upon such conversion or exercise in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and nonassessable.

                  (ix) The Representative's Warrant has been duly authorized by the Company. When duly executed, issued and delivered by the Company as contemplated in the Underwriting Agreement and Registration Statement, the Representative's Warrant will constitute the legally binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (x) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                  (xi) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and statistical data and related schedules therein).

                  (xii) The statements under the caption "Description of Securities" in the Prospectus and in Item 15 of the Registration Statement, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

                  (xiii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                  (xiv) Except as set forth in the Prospectus, such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any Subsidiary.

                  (xv) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company, or any agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound.

                  (xvi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD and state securities and Blue Sky laws, as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                  (xvii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

            (c) The Representative shall have received on the Option Closing Date the opinion of Littman Krooks LLP, counsel for the Selling Stockholder, dated the Option Closing Date, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                  (i) This Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder.

                  (ii) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement and the Custody Agreement will not contravene any provision of applicable law, or, to counsel's knowledge, any agreement or other instrument binding upon the Selling Stockholder or, to counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder of its obligations under this Agreement or the Custody Agreement , and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement or the Custody Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares.

                  (iii) The Selling Stockholder is the record owner and, to such counsel's knowledge, the beneficial owner, of the Shares to be sold by the Selling Stockholder and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder.

                  (iv) The Custody Agreement have been executed and delivered by the Selling Stockholder and are valid and binding agreements of the Selling Stockholder.

                  (v) Delivery of the Shares to be sold by the Selling Stockholder pursuant to this Agreement will pass good and valid title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                  (vi) Such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            (d) The opinions set forth in Paragraphs (b) and (c) of this Section shall be based on the federal laws of the United States of America and the laws of the states of Delaware and New York. In so far as the laws of any other jurisdiction apply, such counsel may rely on local counsel in such jurisdictions, provided that in each case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel. With respect to factual matters, counsel for the Company and the Selling Stockholder may rely on (i) certificates issued by governmental agencies, (ii) certificates executed and delivered by an executive officer of the Company and (iii) the representations and warranties of the Company and the Selling Stockholder as set forth herein, provided that such counsel shall not have actual knowledge that any information or statements set forth in such certificates or any representations and warranties contained herein are untrue, inaccurate, wrong or misleading and such counsel shall specifically state that they believe that the Underwriters and their counsel may rely on the same. In addition to the matters set forth above, the opinion of Littman Krooks LLP shall also include a statement to the effect that nothing has come to the attention of such counsel that has caused them to believe that
(i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statement were or are made, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and financial or statistical information contained or incorporated by reference therein). With respect to such statement, Littman Krooks LLP may state that their belief is based upon the procedures set forth therein and, to the extent not set forth therein, upon other investigations of fact and law as would customarily be performed by knowledgeable and experienced legal counsel in comparable circumstances but is otherwise without independent check and verification.

            (e) The Representative shall have received from Morse, Zelnick, Rose & Lander LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (x) and (xi) of Paragraph (b) of this Section 6. In rendering such opinion Morse, Zelnick, Rose & Lander LLP may rely as to all matters governed other than by the laws of the states of Delaware and New York or Federal laws on the opinion of counsel referred to in Paragraph (b) of this
Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that has caused them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were or are made, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Morse, Zelnick, Rose & Lander LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

            (f) The Representative shall have received at or prior to the Closing Date from Morse, Zelnick, Rose & Lander LLP a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Units under the state securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

            (g) The Representative, on behalf of the several Underwriters, shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, of BDO Seidman, LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

            (h) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                  (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                  (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                  (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

                  (iv) He has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which such statements were or are made, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                  (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any change or development involving a prospective change, whether or not arising in the ordinary course of business, which might have a Material Adverse Effect.

            (i) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

            (j) The Common Stock is listed and traded on the NMS. The Shares, the Warrants and the Warrant Shares (including the Shares, Warrants and Warrant Shares underlying the Representative's Warrant) have been approved for listing on the NMS and will trade commencing on ________ __, 2004.

            (k) The Lockup Agreements described in Section 4(j) are in full force and effect.

            (l) The Company shall have complied with the provisions of Section 4(d) hereof with respect to the furnishing of prospectuses.

            (m) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

            The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Morse, Zelnick, Rose & Lander LLP, counsel for the Underwriters.

            If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

            In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

      7. Conditions of the Obligations of the Company.

      The obligations of the Company to sell and deliver the portion of the Units required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

      8. Indemnification.

            (a) (1) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Units, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

            (2) The Selling Stockholder severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which such statements were made; provided, however, that the Selling Stockholder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with information relating to such Selling Stockholder furnished by or on behalf of the Selling Stockholder; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Units, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the liability of the Selling Stockholder under this Section 8 shall not in any event exceed the net proceeds received by the Selling Stockholder from the sale of its Shares. This indemnity agreement will be in addition to any liability that the Company may have.

            (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Selling Stockholder and the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Selling Stockholder or the

Company or any director, officer or controlling person of the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Selling Stockholder or the Company or any director, officer or controlling person of the Company in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of whom indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative faults of the Selling Stockholder and the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholder and the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder and the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Stockholder or the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Selling Stockholder, the Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Units purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

            (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Selling Stockholder set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, or the Selling Stockholder, (ii) acceptance of any Units and payment therefore hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, or to the Selling Stockholder shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

      9. Default by Underwriters.

      If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Stockholder, as the case may be), you, as Representative of the Underwriters, shall use reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company or the Selling Stockholder, as the case may be, such amounts as may be agreed upon and upon the terms set forth herein, the Firm Units or Option Units, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Firm Units or Option Units, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Firm Units or Option Units, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Units or Option Units, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Units or Option Units, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Firm Units or Option Units, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Units or Option Units, as the case may be, covered hereby, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholder except to the extent provided in
Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      10. Notices.

      All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Paulson Investment Company, Inc., 811 SW Naito Parkway, Portland, Oregon 97204, Attention: Chester L.F. Paulson; with a copy, which shall not constitute notice, to Morse, Zelnick, Rose & Lander, LLP, 405 Park Avenue, Suite 1401, New York, New York 10022, Attention:
Joel J. Goldschmidt; if to the Company, to EDGAR Online, Inc., 50 Washington Street, Norwalk, Connecticut 06854, Attention: Susan Strausberg; with copy, which shall not constitute notice, to Littman Krooks, LLP, 655 Third Avenue, New York, New York 10017, Attention: Mitchell C. Littman; if to the Selling Stockholder, to TheBean LLC, c/o Susan and Marc Strausberg, 126 Old Church Lane, Pound Ridge, New York 10576.

      11. Termination.

      This Agreement may be terminated by the Representative by notice to the Company as follows:

            (a) at any time prior to the earlier of (i) the time the Units are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

            (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any change or development involving a prospective change, whether or not arising in the ordinary course of business, might reasonably be expected to have have a Material Adverse Effect;,(ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Units or to enforce contracts for the sale of the Units, (iii) the Dow Jones Industrial Average shall have fallen by 15 percent or more from its closing price on the day immediately preceding the date that the Registration Statement is declared effective by the Commission, (iv) suspension of trading in securities generally on the New York Stock Exchange or the NMS or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (vi) declaration of a banking moratorium by United States or New York State authorities, (vii) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (viii) the suspension of trading of the Common Stock or the Warrants by the Commission or the NMS, or (ix) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

            (c) as provided in Sections 6 and 9 of this Agreement.

      12. Successors.

      This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign merely because of such purchase.

      13. Information Provided by Underwriters.

      The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(b) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

      14. Miscellaneous.

      The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Selling

Stockholder or the Company or its directors or officers and (c) delivery of and payment for the Units under this Agreement.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      When used herein, the terms "knowledge," "knows" and other variations thereof shall mean actual knowledge after a reasonable investigation.

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon. All disputes relating to this Underwriting Agreement shall be adjudicated before a court located in Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction.

      If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                                Very truly yours,

                                                EDGAR Online, Inc.



                                                By:
                                                   -----------------------------
                                                   Susan Strausberg
                                                   Chief Executive Officer


                                                TheBean LLC

                                                By:
                                                   -----------------------------
                                                   Susan Strausberg,
                                                   Managing Member

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

PAULSON INVESTMENT COMPANY, INC.
As Representative of the several
Underwriters listed on Schedule I



By:
     -------------------------------
     Authorized Officer

                                   SCHEDULE I

                            Schedule of Underwriters

                                                       Number of Firm Units
         Underwriter                                     to be Purchased
         -----------                                     ---------------
Paulson Investment Company, Inc.